UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 27, 2018

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 27, 2018, Central Pacific Financial Corp. (the “Company”) held its Annual Meeting of Shareholders at which the shareholders voted upon and approved (i) the election of twelve (12) nominees as directors; (ii) an advisory (non-binding) shareholder resolution to approve the compensation of the Company’s named executive officers (“Say-On-Pay”); and (iii) ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

The final number of votes cast for or against (withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

		For	Against/Withheld	Abstained	Broker Non-Vote

1.	Nominees as Directors:

	Christine H. H. Camp	24,706,188	224,215	—	2,636,308

	John C. Dean	24,758,947	171,456	—	2,636,308

	Earl E. Fry	24,702,398	228,005	—	2,636,308

	Wayne K. Kamitaki	24,854,362	76,041	—	2,636,308

	Paul J. Kosasa	24,695,596	234,807	—	2,636,308

	Duane K. Kurisu	24,902,971	27,432	—	2,636,308

	Christopher T. Lutes	24,900,984	29,419	—	2,636,308

	Colbert M. Matsumoto	24,710,178	220,225	—	2,636,308

	A. Catherine Ngo	24,838,092	92,311	—	2,636,308

	Saedene K. Ota	24,853,365	77,038	—	2,636,308

	Crystal K. Rose	24,703,943	226,460	—	2,636,308

	Paul K. Yonamine	24,904,681	25,722	—	2,636,308

2.	Non-binding advisory vote to approve compensation of the Company’s named executive officers (“Say-On-Pay”).	24,847,676	62,573	20,154	2,636,308

3.	Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2018.	27,174,378	295,863	96,470	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: May 1, 2018	By:	/s/ Glenn K. C. Ching
Glenn K.C. Ching
Executive Vice President, Chief Legal Officer and Corporate Secretary